As filed with the Securities and Exchange Commission on March 5, 2003

                                         Registration No. 333-
____________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  -------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------

                         NATIONAL PENN BANCSHARES, INC.
        ------------------------------------------------
               (Exact name of issuer as specified in its charter)

          Pennsylvania                        23-2215075
-------------------------------           ----------------------
(State or other jurisdiction of            (I.R.S. Employer
incorporation or organization)             Identification No.)

Philadelphia and Reading Avenues
 Boyertown, Pennsylvania                        19512
------------------------------              ------------
(Address of Principal                             (Zip Code)
Executive Offices)
                         National Penn Bancshares, Inc.
                         ------------------------------
        FirstService Substitute Incentive Stock Option Plan
        ---------------------------------------------------
                            (Full title of the Plan)

                                Wayne R. Weidner
                          Chairman, President and Chief
                                Executive Officer
                         National Penn Bancshares, Inc.
                        Philadelphia and Reading Avenues
                          Boyertown, Pennsylvania 19512
                     (Name and address of agent for service)

                                 (610) 369-6001
          -------------------------------------


         (Telephone number, including area code, of agent for service)
                               __________________

                                   Copies to:

                                    H. Anderson Ellsworth, Esquire
                                    Jay W. Waldman, Esquire
                                    Ellsworth, Carlton, Mixell & Waldman, P.C.
                                    1105 Berkshire Boulevard
                                    Suite 320
                                    Wyomissing, PA 19610
                                    (610)374-1135

                         CALCULATION OF REGISTRATION FEE
________________________________________________________________________________

                               Proposed         Proposed
 Title of         Amount       maximum           maximum             Amount of
securities         to be       offering         aggregate          registration
  to be         registered      price           offering                fee
registered      (1)           per share(2)       price(2)
________________________________________________________________________________

Common        316,171           $13.38          $3,570,306             $289.00
Stock         shares
(without      (with Rights)
par value)
(and associated
Stock Purchase
Rights) (3)
________________________________________________________________________________

(1) In accordance with Rule 416, this Registration Statement shall also register any additional shares of the Registrant's common stock which may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions, as provided by the Plan.

(2) Shares are being registered for National Penn stock options issued in substitution for FirstService Bank stock options. The offering (exercise)price per share has been computed and is fixed according to the agreement and plan of merger with FirstService Bank. The exercise price is either $6.69 or $13.38 per share. The maximum aggregate offering price has been computed pursuant to Rule 457(h)(1) based on the fixed exercise prices of the substitute stock options.

(3) Prior to the occurrence of certain events, the Stock Purchase Rights will not be evidenced separately from the Common Stock.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

     The following  documents are incorporated by reference in this Registration
Statement:


         (a) National Penn's Annual Report on Form 10-K for the year ended December 31, 2002.

         (b) National Penn's Current Reports on Form 8-K filed with the SEC on January 9, 2003, February 4, 2003, February 14, 2003, February 28, 2003 and March 5, 2003.

         (c) All other reports filed by National Penn pursuant to sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 2002.

         (d) The description of National Penn's common stock contained in National Penn's Registration Statement on Form 8-A dated February 24, 1983, and any amendment or report filed for the purpose of updating such description, filed pursuant to the Exchange Act.

         (e) The description of National Penn's Shareholder Rights Plan contained in National Penn's Registration Statement on Form 8-A dated September 11, 1989, as amended by Amendment No. 1 to Form 8-A dated August 21, 1999, filed pursuant to the Exchange Act.

     All documents subsequently filed by National Penn pursuant to sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
         -------------------------

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

     Certain legal matters in connection with the Plan have been passed upon for National Penn by the law firm of Ellsworth, Carlton, Mixell & Waldman, P.C., Wyomissing, Pennsylvania. As of March 5, 2003, attorneys in the law firm of Ellsworth, Carlton, Mixell & Waldman, P.C. own, directly or indirectly, a total of 1,050 shares of National Penn's common stock.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

     Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees, and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a bylaw amendment, with the approval of a corporation's shareholders, providing for the elimination of a director's liability for monetary damages for any action taken or any failure to act unless (1) the director has breached or failed to perform the duties of his office and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

     National Penn's bylaws provide for (1) indemnification of directors, officers, employees, and agents of the Registrant and of its subsidiaries, and
(2) the elimination of a director's liability for monetary damages, each to the full extent permitted by Pennsylvania law.

     Directors and officers are also insured against certain liabilities for their actions, as such, by an insurance policy obtained by National Penn.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

         Not applicable.

Item 8.  Exhibits.
         --------

         4.1 National Penn Bancshares, Inc. FirstService Substitute Incentive Stock Option Plan (incorporated by reference to
                  Exhibit 10.20 to National Penn's Annual Report on Form 10-K for the fiscal year ended December 31, 2002).

         4.2 Amendment to Rights Agreement dated as of August 21, 1999, between National Penn Bancshares, Inc. and National Penn Bank, as Rights Agent (including as Exhibit "A" thereto, the Rights Agreement dated as of August 23, 1989, between National Penn Bancshares, Inc. and National Bank of Boyertown, as Rights Agent) (incorporated by reference to Exhibit 4.1 to National Penn's Report on Form 8-K dated August 21, 1999).

         4.3 Articles of Incorporation, as amended, of National Penn Bancshares, Inc. (incorporated by reference to Exhibit 3.1 to National Penn's Registration Statement No. 333-88536 on Form S-3, as filed on May 17, 2002).

         4.4 Bylaws, as amended, of National Penn Bancshares, Inc. (incorporated by reference to Exhibit 3.1 to National

                  Penn's Current Report on Form 8-K dated April 24, 2002, as filed on April 29, 2002).

         5 Opinion re: Legality and Consent of Ellsworth, Carlton, Mixell & Waldman, P.C., special counsel to National Penn.

        23.1      Consent of Grant Thornton LLP.

        23.2 Consent of Ellsworth, Carlton, Mixell & Waldman, P.C., special counsel to National Penn (included in Exhibit 5).

        24        Power of Attorney.

Item 9.  Undertakings.
         ------------

          (a) The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the Registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that is incorporated herein by reference;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the Registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that is incorporated herein by reference;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liability (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Boyertown, Commonwealth of Pennsylvania, on this 5th day of March 2003.

                                          NATIONAL PENN BANCSHARES, INC.
                                          (Registrant)


                                          By   /s/Wayne R. Weidner
                                            --------------------------------
                                                   Wayne R. Weidner,
                                                   Chairman, President and
                                                   Chief Executive Officer


          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signature        Title
         ---------        -----


/s/Gary L. Rhoads         Treasurer                             March 5, 2003
------------------------- (Principal Financial
Gary L. Rhoads            and Accounting Officer)



/s/John H. Body           Director                              March 5, 2003
-------------------------
John H. Body


                          Director
-------------------------
J. Ralph Borneman, Jr.


/s/Frederick H. Gaige     Director                              March 5, 2003
-------------------------
Frederick H. Gaige


/s/John W. Jacobs         Director                              March 5, 2003
-------------------------
John W. Jacobs


 /s/Frederick P. Krott    Director                              March 5, 2003
-------------------------
Frederick P. Krott


/s/Patricia L. Langiotti  Director                              March 5, 2003
-------------------------
Patricia L. Langiotti

/s/Kenneth A. Longacre    Director                              March 5, 2003
-------------------------
Kenneth A. Longacre


/s/Glenn E. Moyer         Director                              March 5, 2003
-------------------------
Glenn E. Moyer


/s/Alexander Rankin       Director                              March 5, 2003
-------------------------
Alexander Rankin


/s/Robert E. Rigg         Director                              March 5, 2003
-------------------------
Robert E. Rigg


/s/C. Robert Roth         Director                              March 5, 2003
-------------------------
C. Robert Roth


/s/John C. Spier          Director                              March 5, 2003
------------------------
John C. Spier


/s/Wayne R. Weidner     Director, Chairman,                     March 5, 2003
-----------------------  President and Chief
Wayne R. Weidner         Executive Officer (Principal
                         Executive Officer)

                                  EXHIBIT INDEX

Exhibit


         4.1 National Penn Bancshares, Inc. FirstService Substitute Incentive Stock Option Plan (incorporated by reference to
                  Exhibit 10.20 to National Penn's Annual Report on Form 10-K for the fiscal year ended December 31, 2002).

         4.2 Amendment to Rights Agreement dated as of August 21, 1999, between National Penn Bancshares, Inc. and National Penn Bank, as Rights Agent (including as Exhibit "A" thereto, the Rights Agreement dated as of August 23, 1989, between National Penn Bancshares, Inc. and National Bank of Boyertown, as Rights Agent) (incorporated by reference to Exhibit 4.1 to the Registrant's Report on Form 8-K dated August 21, 1999).

         4.3 Articles of Incorporation, as amended, of National Penn Bancshares, Inc. (incorporated by reference to Exhibit 3.1 to National Penn's Registration Statement No. 333-88536 on Form S-3, as filed on May 17, 2002).

         4.4 Bylaws, as amended, of National Penn Bancshares, Inc. (incorporated by reference to Exhibit 3.1 to National Penn's Current Report on Form 8-K dated April 24, 2002, as filed on April 29, 2002).

         5 Opinion re: Legality and Consent of Ellsworth, Carlton, Mixell & Waldman, P.C., special counsel to National Penn.

        23.1      Consent of Grant Thornton LLP.

        23.2 Consent of Ellsworth, Carlton, Mixell & Waldman, P.C., special counsel to National Penn (included in Exhibit 5).

        24        Power of Attorney.